                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by Registrant /X/
      Filed by Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                             BEAZER HOMES USA, INC.

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing by
           registration for which the offsetting fee was paid previously.
           Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                             BEAZER HOMES USA, INC.
       5775 PEACHTREE DUNWOODY ROAD, SUITE B-200, ATLANTA, GEORGIA 30342
                                      ***
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF BEAZER HOMES USA, INC.:

    Notice is hereby given that the Annual Meeting of Shareholders of Beazer Homes USA, Inc. (the "Company") will be held at 10:00 a.m. on Thursday, February 3, 2000 at the Company's offices at 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342 for the following purposes:

    1)  to elect seven members to the Board of Directors;

    2) to consider and act upon a proposal to approve the Company's 1999 Stock Incentive Plan; and

    3) to transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on December 10, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A copy of the Company's Proxy Statement and Annual Report to Shareholders is being mailed to you together with this notice.

    We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                                          By Order of the Board of Directors,

                                          /s/ BRIAN C. BEAZER
                                          BRIAN C. BEAZER
                                          NON-EXECUTIVE CHAIRMAN OF THE BOARD

Dated: December 23, 1999

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE, IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                               TABLE OF CONTENTS:

                                                                PAGE
                                                              --------
Purpose.....................................................       1
Voting Instructions.........................................       1
Expenses of Solicitation....................................       2
Principal Stockholders......................................       2
Matters to be Considered
  Election of Directors.....................................       3
  1999 Stock Incentive Plan.................................       6
Security Ownership of Management............................      12
  Beneficial Ownership Table................................      12
  Section 16(a) Beneficial Ownership Reporting Compliance...      13
Executive Compensation
  Report of the Compensation Committee......................      13
  Summary Compensation Table................................      17
  Stock Options.............................................      18
  Employment Agreements.....................................      18
  Supplemental Employment Agreements........................      19
Comparative Stock Performance Graph.........................      20
Independent Auditors........................................      21

                             BEAZER HOMES USA, INC.
                          5775 PEACHTREE DUNWOODY ROAD
                                  SUITE B-200
                             ATLANTA, GEORGIA 30342

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

PURPOSE

    This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Beazer Homes USA, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on February 3, 2000 and at any adjournment or postponement thereof (the "Annual Meeting"). Shareholders of record at the close of business on December 10, 1999 are entitled to notice of and to vote at the Annual Meeting. On December 10, 1999, the Company had outstanding 8,864,822 shares of Common Stock. Each share of Common Stock entitles the holder to one vote with respect to each matter to be considered. The Common Stock is the Company's only outstanding class of voting securities. This Proxy Statement and the enclosed form of proxy are being mailed to shareholders, together with the Company's Annual Report (which includes audited consolidated financial statements for the Company's fiscal year ended
September 30, 1999), commencing on or about December 23, 1999.

VOTING INSTRUCTIONS

    GENERAL--Shares represented by a proxy will be voted in the manner directed by a shareholder. If no direction is made, the signed proxy will be voted

 (1) for the election of the seven nominees for the Board of Directors named in this Proxy Statement;

 (2) for the approval of the 1999 Stock Incentive Plan; and

 (3) in accordance with the judgment of the persons named in the proxy as to such others matters as may properly come before the Annual Meeting.

    SIGNATURE REQUIREMENTS--If stock is registered in the name of more than one person, each named person should sign the proxy. If the stockholder is a corporation, the proxy should be signed in the corporation's name by a duly authorized officer. If a proxy is signed as an attorney, trustee, guardian, executor, administrator or a person in any other representative capacity, the signer's full title should be given.

    AUTHORITY WITHHELD OR NON VOTES--Shares represented by proxies as to which the authority to vote has been withheld with respect to some or all matters being acted upon will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the votes cast, but will be deemed not to have been voted in favor of the proposals or other matters with respect to which the proxy authority has been withheld. Broker non-votes are included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. In determining whether a proposal has been approved, broker non-votes and abstentions are not counted for or against a proposal or as votes present and voting on a proposal.

    REVOCATION--A shareholder giving the enclosed proxy may revoke it at any time before the vote is cast at the Annual Meeting by executing and returning to the Secretary of the Company (David S. Weiss) or Transfer Agent (Equiserve-First Chicago Trust Division) either a written revocation or a proxy bearing a later date prior to the Annual Meeting. Any shareholder who attends the Annual Meeting in person will not be considered to have revoked his or her proxy unless such shareholder affirmatively indicates at the Annual Meeting his or her intention to vote the shares represented by such proxy in person.

EXPENSES OF SOLICITATION

    Expenses incurred in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but officers and other employees of the Company may also solicit proxies by telephone, in person or by other means of communication. Officers and employees will receive no extra compensation for these services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs incurred in connection with this solicitation.

PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of December 10, 1999 with respect to the beneficial ownership of the Company's Common Stock by all persons known by us to beneficially own more than 5% of our Common Stock. In order to provide the most timely information available regarding principal stockholders, we included ownership information as provided in the most recently available (September 30, 1999) Form 13F filed by each respective holder, unless otherwise indicated.

                                                                   AMOUNT AND
NAME AND ADDRESS                                                   NATURE OF         PERCENT
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP   OF CLASS
-------------------                                           --------------------   --------
Fidelity Management & Research Company......................       1,069,700(1)       12.07%
  82 Devonshire Street
  Boston, Massachusetts 02109

Wellington Management Company, LLP..........................         788,764(2)        8.90%
  75 State Street
  Boston, Massachusetts 02109

Neuberger & Berman, LLC.....................................         677,998(3)        7.65%
  605 Third Avenue
  New York, New York 10158-3698

Dimensional Fund Advisors, Inc..............................         517,900(4)        5.84%
  1299 Ocean Avenue, 11(th) floor
  Santa Monica, California 90401

------------------------

(1) Detailed information regarding voting and dispotive power is not included on Form 13F. As of its most recent Schedule 13G filing (February 11,1999), however, Fidelity Management & Research Company had sole voting power on 0% and sole dispotive power on 100% of its then beneficially owned shares (787,900 shares).

(2) Detailed information regarding voting and dispotive power is not included on Form 13F. As of its most recent Schedule 13G filing (February 10, 1999), however, Wellington Management Company, LLP had shared voting power on 0.001% and shared dispotive power on 100% of its then beneficially owned shares (658,051 shares).

(3) Detailed information regarding voting and dispotive power is not included on Form 13F. As of its most recent Schedule 13G filing (February 8, 1999), however, Neuberger & Berman, LLC had sole voting power on 53.4% and shared dispotive power on 100% of its then beneficially owned shares (715,598 shares).

(4) Detailed information regarding voting and dispotive power is not included on Form 13F. As of its most recent Schedule 13G filing (February 11, 1999), however, Dimensional Fund Advisors, Inc. had sole voting and dispotive power on 100% of its then beneficially owned shares (482,500 shares).

                            MATTERS TO BE CONSIDERED

GENERAL

    Our by-laws provide that the affirmative vote of a plurality of the shares of the Company's voting stock is required to approve the election of Directors and of a majority of the shares present or represented by proxies of the Annual Meeting for any other matters presented for shareholder approval. Please refer to page one of this proxy statement for voting instructions.

    Following is a discussion of the matters to be presented for shareholder approval at the Annual Meeting.

1.  ELECTION OF DIRECTORS

GENERAL

    Each of the nominees listed below has been nominated as a director for the ensuing year or until their respective successors are elected and have qualified. Each of the following nominees is presently serving as a director of the Company. In the event any nominee should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by management. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

RECOMMENDATION

    WE RECOMMEND THAT YOU VOTE YOUR SHARES TO ELECT THE FOLLOWING NOMINEES. PLEASE SEE THE VOTING INSTRUCTIONS ON PAGE 1 OF THIS PROXY STATEMENT FOR INSTRUCTIONS ON HOW TO CAST YOUR VOTE.

NOMINEES

    The information appearing below with respect to each nominee has been furnished to the Company by the nominee.

    BRIAN C. BEAZER, 64, is the Non-Executive Chairman of the Company's Board of Directors and has served as a Director of the Company since its inception in November 1993. Mr. Beazer began work in the construction industry in the late 1950's. He served as Chief Executive Officer of Beazer PLC, a company organized under the laws of the United Kingdom, or its predecessors, from 1968 to 1991, and Chairman of that company from 1983 to the date of its acquisition by an indirect, wholly-owned subsidiary of Hanson PLC (effective December 1, 1991). During that time, Beazer PLC expanded its activities to include homebuilding, quarrying, contracting and real-estate, and became an international group with annual revenue of approximately $3.4 billion, employing 28,000 people at December 1991. Mr. Beazer was educated at Cathedral School, Wells, Somerset, England. Mr. Beazer is also a Director of Beazer Japan, Ltd., Seal Mint, Ltd., Jade Holdings Pte. Ltd., Jade Technologies Singapore
Pte. Ltd., FSM Europe B.V., United Pacific Industries Limited and U.S. Industries, Inc., and is a private investor.

    THOMAS B. HOWARD, JR., 71, was appointed a Director of the Company on November 2, 1995. Mr. Howard held various positions with Gifford-Hill & Company, a construction and aggregates company, from 1969 to 1986 and served as its Chairman and Chief Executive Officer from 1986 to 1989. Gifford-Hill & Company was acquired by Beazer PLC in 1989 and Mr. Howard served as Chairman and Chief Executive Officer of the successor company until 1992. During the period from 1957 to 1969, Mr. Howard held various positions with Vulcan Materials Company. Mr. Howard holds a degree in Industrial Engineering from Georgia Institute of Technology. Mr. Howard currently serves on the Board of Trustees of the Methodist Hospitals Foundation and previously served as a Director of Lennox International, Inc., Director of the Dallas Chamber of Commerce and as a member of the Dallas Citizens Council.

    IAN J. MCCARTHY, 46, is the President and Chief Executive Officer of the Company and has served as a Director of the Company since the Company's initial public offering of common stock (the "IPO") in March 1994. Mr. McCarthy has served as President of predecessors of the Company since January 1991 responsible for all United States residential homebuilding operations in that capacity. During the period May 1981 to January 1991, Mr. McCarthy was employed in Hong Kong and Thailand becoming a Director of Beazer Far East and from January 1980 to May 1981 was employed by Kier, Ltd., a company engaged in the United Kingdom construction industry which became an indirect, wholly-owned subsidiary of Beazer PLC. Mr. McCarthy is a Chartered Civil Engineer with a Bachelor of Science degree from The City University, London. Mr. McCarthy currently serves as a Director of LADD Furniture, Inc., and as a Director of HomeAid's National Advisory Board.

    GEORGE W. MEFFERD, 71, has served as a Director of the Company since the IPO. Mr. Mefferd had previously been retired since 1986. During the period 1974 to 1986, Mr. Mefferd held various positions with Fluor Corporation, an engineering and construction company, including Senior Vice President--Finance, Treasurer, Group Vice President and Chief Financial Officer. Additionally,
Mr. Mefferd served on Fluor Corporation's Executive Committee and Board of Directors. Mr. Mefferd earned a Bachelor of Science degree in Business Administration from the University of California, Los Angeles.

    D.E. MUNDELL, 67, has served as a Director of the Company since the IPO.
Mr. Mundell has served as Chairman of ORIX USA Corporation, a financial services company, since January 1991. During the period from 1959-1990, Mr. Mundell held various positions within United States Leasing International, Inc., retiring as Chairman in 1990. Mr. Mundell attended the Royal Military College of Canada, McGill University and Harvard Business School. Mr. Mundell is also Chairman of Varian, Inc., and a Director of Stockton Holdings LTD and ORIX USA Corporation.

    LARRY T. SOLARI, 57, has served as a Director of the Company since the IPO. Mr. Solari is the Chairman and CEO of BSI Holdings, Inc., Carmel, California. Mr. Solari was the Chairman and CEO of Sequential, Inc. from 1996 to 1997.
Mr. Solari was the President of the Building Materials Group of

Domtar, Inc. from 1994 to 1996. Mr. Solari was the President of the Construction Products Group of Owens-Corning Fiberglass from 1986 to 1994. In that capacity he had been the Chief Operating Officer responsible for key company lines, such as building insulation and roofing materials. Mr. Solari held various other positions with Owens-Corning Fiberglass since 1966. Mr. Solari earned a Bachelor of Science degree in Industrial Management and a Master of Business Administration degree from San Jose State University. Mr. Solari is a Director of BSI Holdings, Inc., Pacific Coast Building Products, Inc., Therma-Tru, Inc. and the Maxim Group and has been a Director of the Policy Advisory Board of the Harvard Joint Center for Housing Studies and an Advisory Board Member of the National Home Builders Association.

    DAVID S. WEISS, 39, is the Executive Vice President and Chief Financial Officer of the Company and has served as a Director of the Company since the IPO. Mr. Weiss served as the Assistant Corporate Controller of Hanson Industries, the United States arm of Hanson PLC, for the period from February 1993 to March 1994. Mr. Weiss was Manager of Financial Reporting for Colgate-Palmolive Company from November 1991 to February 1993 and was with the firm of Deloitte & Touche from 1982 to November 1991, at which time he served as a Senior Audit Manager. Mr. Weiss holds a Master of Business Administration degree from the Wharton School and undergraduate degrees in Accounting and English from the University of Pennsylvania. Mr. Weiss is a licensed Certified Public Accountant.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

    For fiscal year 1999 our Board of Directors had two committees--the Audit Committee and the Compensation Committee, and one subcommittee of the Compensation Committee--the Stock Option and Incentive Committee. We have no standing nominating committee. In fiscal 1999 the Board of Directors had four meetings and each meeting was attended in full, except that Mr. Mefferd did not attend one meeting. Membership in the committees and subcommittee is as follows:

        COMPENSATION                       AUDIT                     STOCK OPTION &
          COMMITTEE                      COMMITTEE                 INCENTIVE COMMITTEE
-----------------------------  -----------------------------  -----------------------------
      Brian C. Beazer *            Thomas B. Howard, Jr.          Thomas B. Howard, Jr.
    Thomas B. Howard, Jr.           George W. Mefferd *             George W. Mefferd
      George W. Mefferd                D.E. Mundell                   D.E. Mundell
        D.E. Mundell                  Larry T. Solari               Larry T. Solari *
       Larry T. Solari

------------------------

* COMMITTEE CHAIRMAN

    - The Compensation Committee makes recommendations to the Board of Directors regarding remuneration of employees and officers of the Company and its subsidiaries from time to time as it deems appropriate. This committee met two times during fiscal year 1999 and each meeting was attended in full.

    - The Stock Option and Incentive Committee has been appointed to administer the Company's 1994 Stock Incentive Plan as well as any other bonus or incentive compensation plans including the current Value Created Incentive Plan (the "VCIP"). This committee will also administer, if approved, the 1999 Stock Incentive Plan which is submitted for shareholder approval in this proxy. This committee met two times during fiscal year 1999 and each meeting was attended in full.

    - The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. This committee met three times during fiscal year 1999 and each meeting was attended in full, except that Mr. Mefferd did not attend one meeting.

DIRECTOR COMPENSATION

    NON-EMPLOYEE DIRECTORS (EXCLUDING BRIAN C. BEAZER): The Directors received annual compensation of $22,500 (increased to $24,000 for fiscal 2000) for services to the Company as members of the Board of Directors and, in addition thereto, receive $1,000 for each meeting of the Board of Directors or any of its committees and an additional $500 for attending any second committee meeting held on the same day. Directors may elect to defer receipt of all or part of such compensation, which deferrals accrue interest payable by the Company. Pursuant to the Company's Non-Employee Director Stock Option Plan, each director received a grant of 10,000 options to acquire Common Stock of the Company on the date of each Director's initial election to the Board. In addition, the Board has periodically granted each non-employee Director (excluding Mr. Beazer) stock options in the period subsequent to their initial election to the Board. All Directors receive reimbursement for reasonable out-of-pocket expenses incurred by them in connection with participating in meetings of the Board of Directors and any committees thereof. Other than described below, no Director otherwise receives any compensation from the Company for services rendered as a Director.

    BRIAN C. BEAZER: For fiscal year 1999, the Company paid its Non-Executive Chairman of the Board $170,000 for services rendered to the Company. For fiscal year 2000, the Compensation Committee of the Board (excluding Mr. Beazer) recommended and the Company has agreed to pay Mr. Beazer $180,000 for his services. Pursuant to the Company's Non-Employee Director Stock Option Plan,
Mr. Beazer received a grant of 10,000 options to acquire Common Stock of the Company on the date of his initial election to the Board. The Board has periodically granted Mr. Beazer stock options in the period subsequent to his initial election to the Board. In addition, the Company has agreed to pay as bonus an amount up to 200% of Mr. Beazer's base compensation based on predetermined criteria relating to, among other things, the performance of the market price of the Company's Common Stock, the Total Return (as defined) to the Company's shareholders relative to a selected peer group and his personal commitments to the Company. Mr. Beazer received $85,000 in discretionary incentive compensation for fiscal year 1999.

2.  THE 1999 STOCK INCENTIVE PLAN

    On November 2, 1999, the Board of Directors adopted the 1999 Stock Incentive Plan (the "Plan") subject to obtaining shareholder approval of the Plan. The Plan will replace the Company's 1994 Stock Incentive Plan, provided that grants currently outstanding under the 1994 Stock Incentive Plan will continue to be governed by that plan.

    The Company is seeking shareholder approval of the Plan for purposes of meeting certain statutory guidelines that would increase the flexibility of, and the benefits to the Company's employees associated with, the Plan. Particularly, shareholder approval of the Plan is required pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("the Code"), and the Treasury regulations thereunder for an option to qualify for treatment as an "Incentive Stock Option" as defined by those provisions. Additionally, shareholder approval of the Plan is required for the Company to benefit from certain exemptive provisions from a general cap on the deductibility of compensation paid to certain employees under Section 162(m) of the Code.

    The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained by shareholders upon written request directed to the Secretary of the Company, 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES IN FAVOR OF APPROVING THE PLAN AND THE ACCOMPANYING PROXY WILL BE VOTED FOR SUCH PROPOSAL UNLESS OTHERWISE SPECIFIED. PLEASE SEE THE VOTING INSTRUCTIONS ON PAGE 1 OF THIS PROXY STATEMENT FOR INSTRUCTIONS ON HOW TO CAST YOUR VOTE.

SUMMARY OF THE PLAN

    The purpose of the Plan is to provide an incentive to key employees, including officers and managerial or supervisory employees, of the Company and its subsidiaries or divisions, to stay in the employ of the Company and its subsidiaries or divisions and also, in appropriate circumstances, to provide incentives to directors of the Company who are not also employees and to consultants and independent contractors who are retained by the Company. The Company believes that the adoption of the Plan will assist the Company to attract, motivate and retain qualified management personnel.

    The Plan provides for the award of:

    - options to acquire Common Stock;

    - shares of Common Stock subject to certain restrictions ("Restricted
      Stock");

    - performance awards which may be denominated or payable in cash, shares (including Restricted Stock), and other securities or property ("Performance Awards");

    - stock appreciation rights ("SARs");

    - restricted stock units represented by a bookkeeping entry entitling the recipient to receive Common Stock at some future date;

    - dividend equivalents entitling recipients to receive payments equal to the amount of cash dividends payable on the specified number of shares of Common Stock; and

    - other similar Common Stock-based awards.

    Under the Plan, 700,000 shares of the Common Stock have been reserved for issuance subject to adjustment for future events such as stock splits, stock dividends or corporate reorganizations. The Plan is administered by a committee of the Board of Directors consisting of two or more directors (the "Plan Committee"). Each Plan Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), if required to qualify awards for exemption under such rule, and an "outside director" within the meaning of Section 162(m) of the Code and the Treasury regulations thereunder.

    All awards granted under the Plan will be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards granted under the Plan may not be voluntarily or involuntarily sold, assigned, transferred, pledged or encumbered prior to vesting (except by will or intestacy). However, the Plan Committee may authorize holders of non-qualified stock options to transfer options to family members (as defined by the Plan) through a gift or a domestic relations order.

    Participation in the Plan is limited to employees, officers, consultants or independent contractors providing services to the Company or any affiliate of the Company or any director of the Company as the Plan Committee may determine from time to time. The maximum number of shares with respect to which options and SARs may be issued under the Plan to a single participant in one calendar year is 150,000. In addition, the maximum number of shares of Common Stock that may be issued under a Performance Award in any calendar year is 75,000.

    Options awarded under the Plan will be designated as (1) Incentive Stock Options; (2) non-qualified stock options; or (3) any combination of Incentive Stock Options and non-qualified stock options. In the event that a portion of an option designated as an Incentive Stock Option cannot be exercised as an Incentive Stock Option by reason of the limitations contained in Section 422 of the Code, such portion will be treated as a non-qualified stock option.

    The term and exercise price of each option granted under the Plan will be fixed by the Plan Committee; provided, however, that the exercise price per share of Common Stock purchasable pursuant to any option may not be less than the fair market value of a share of Common Stock on the date of grant of such option. For purposes of the Plan, the fair market value of a share of Common Stock on any date is the closing price per share of the Common Stock as reported by the NYSE (or such other exchange or quotation system on which the Common Stock is then traded) on such date. The Plan Committee will determine the time or times at which an option may be exercised, in whole or in part. The Plan Committee will also determine the forms of consideration in which payment of the exercise price may be made, which will include cash, securities, or such other consideration as the Plan Committee permits, including, without limitation, promissory notes, which notes must comply with applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction over the Company.

    The Plan Committee will have authority to grant restoration options, either separately or together with other options under the Plan. A restoration option is an option to purchase at 100% of the fair market value, as of the date of exercise of a previously granted option (the "Original Option"), of a number of shares not exceeding the sum of (1) the number of shares provided to the Company in payment of the exercise price of the Original Option and (2) the number of shares tendered or withheld as payment of any applicable taxes in connection with such exercise. A restoration option cannot be exercised until the shares acquired upon exercise of the Original Option are held for a period of at least one year. The term of the restoration option may not extend beyond the term of the Original Option.

    The terms upon which an option granted under the Plan would expire upon a participant's disability, death, termination of employment or ceasing to be a director will be provided in the applicable award agreement relating to such option in the discretion of the Plan Committee. Further, an optionee's right to exercise options in the event of a change of control of the Company will be addressed in each participant's award agreement in the discretion of the Plan Committee.

    The Plan Committee will have authority to grant SARs to participants. An SAR granted under the Plan will confer upon the holder a right to receive, upon exercise of an SAR related to one share, an amount in cash equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of grant of the SAR. The grant price, term, method of exercise, method of settlement and any other terms and conditions of SARs will be determined by the Plan Committee.

    The Plan Committee is also authorized to grant awards of Restricted Stock and restricted stock units to participants. Shares of Restricted Stock and restricted stock units will be subject to such restrictions as the Plan Committee imposes, which restrictions will lapse upon the terms established by the Plan Committee. In addition, the Plan Committee may specify performance criteria, the attainment of which would accelerate the lapse of any applicable restriction. In the event restrictions do not lapse with respect to shares of Restricted Stock held by a participant, the Restricted Stock may be forfeited back to the Company. Upon a participant's termination of employment (as defined in the Plan), shares of Restricted Stock still subject to restriction generally will be forfeited by the participant. The Plan Committee may waive these restrictions in the event of hardship or other special circumstances. Recipients of Restricted Stock, unlike recipients of options or restricted stock units, have voting rights and receive dividends, if any, if and when declared on their shares prior to the time the restrictions lapse.

    The Plan Committee will also be authorized to grant participants awards of dividend equivalents. A recipient of dividend equivalents will be entitled to receive payments in an amount equal to the amount of cash dividends paid by the Company to a holder of shares of Common Stock with respect to the number of shares of Common Stock determined by the Plan Committee. Such amounts may be paid in cash, shares, other securities, other awards or other property, as determined by the Plan Committee.

    The Company may, from time to time, grant Performance Awards to participants under the Plan. Performance goals under Performance Awards may be comprised of one or more of the following performance measures (some of which may be expressed as VALUE CREATED or Incremental Value Created):

    - total return to shareholders,

    - cash flow,

    - return on assets, capital, equity or sales,

    - stock price, and

    - earnings per share.

    At the end of any established measurement period for Performance Awards, the Plan Committee shall determine the percentage, if any, of the Performance Awards that are earned by a participant. The percentage determined shall be based on the degree to which the performance goals for that measurement period are satisfied. Performance Awards may be issued in the form of Common Stock, options, stock appreciation rights, Restricted Stock, restricted stock units or any other right, the value of which is determined by reference to the Common Stock. All payments under Performance Awards will be designed to satisfy the exception provided by Section 162(m) of the Code, and related regulations for performance- based compensation. All Performance Awards under the Plan shall be subject to the limitations of Section 162(m).

    In order to comply with federal and state income tax requirements, the Plan Committee may take any action it deems appropriate to ensure that all taxes which are the sole and absolute responsibility of the participant are withheld or collected from the participant. To assist participants in paying taxes to be withheld or collected upon the exercise or receipt of (or lapse of restrictions relating to) an award under the Plan, the Plan Committee, in its discretion may permit participants to satisfy tax obligations by (1) electing to have the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise or receipt of an award with a fair market value equal to the amount of the taxes, (2) delivering to the Plan Committee shares of Common Stock other than shares issuable upon the exercise or receipt of such award with a fair market value equal to the amount of the taxes, (3) delivering to the Company cash, a check, money order or wire transfer equal to such taxes, (4) delivering to the Company the full amount of taxes due in a combination of cash, and with the Company's approval, the participant's full recourse liability promissory note satisfying the requirements set forth in the related award agreement or (5) taking a loan under any loan program sponsored by the Company which permits a loan for such purposes. Further, the Plan Committee has the authority at the time of the grant of an award under the Plan or at any time thereafter, to approve cash bonuses to designated participants to be paid upon the exercise or receipt of awards in order to provide funds to pay all or any portion of any taxes due.

    Shares issuable under the Plan as well as outstanding awards shall be subject to adjustment to prevent dilution or enlargement of benefits or potential benefits upon any dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, spin off, combination, repurchase or exchange of shares or other securities of the Company or any other similar corporate transaction or event effecting shares of Common Stock.

    The Board of Directors has authority to amend, alter, suspend, discontinue or terminate the Plan. However, without the approval of the shareholders of the Company, no modification can be made that, absent such approval (i) would cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the Plan; (ii) would violate the rules or regulations of the NYSE, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan; or (iv) would cause the Plan or awards under the Plan to cease to comply with Section 162(m) of the Code.

    The Plan will terminate on November 2, 2009. No awards will be granted after the termination of the Plan. Awards granted prior to termination of the Plan, however, may extend beyond the termination of the Plan.

    No awards have been granted under the Plan to date. If the Plan is approved by the shareholders, it is currently contemplated that awards of options to purchase approximately 230,000 shares will be granted under the Plan. However, the number of shares subject to option grants will be finally determined following shareholder approval based on the then fair market value of the Common Stock. Further, no final determination has been made as to the number of options to be granted to any single participant under the Plan nor has any group of participants been finalized by the Plan Committee.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan.

    The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the

Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction upon a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

    With respect to other awards granted under the Plan that are payable either in cash or shares of Common Stock and are not subject to substantial risk of forfeiture, the holder must recognize ordinary income equal to the excess of
(1) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (2) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled to a deduction for the same amount for the taxable year in which the employee includes the amount in income. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, such as shares of Restricted Stock, unless a special election is made pursuant to Section 83(b) of the Code, the holder of the award must recognize ordinary income equal to the excess of (1) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (2) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount. If an election under Section 83(b) of the Code is made the holder of the award must recognize ordinary income equal to the excess of (1) fair market value on the date of grant over (2) the amount paid, and the Company will be entitled to a tax deduct for the taxable year of the grant.

    As stated above, the Plan Committee may grant, subject to its discretion and such rules as it may adopt, a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the receipt or exercise of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

VOTE REQUIRED

    The affirmative vote of a majority of the shares of the Company's Common Stock present or represented by proxies and entitled to vote on the matter at the Annual Meeting will be necessary for approval of the Plan.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information as of December 10, 1999 with respect to the beneficial ownership of the Company's Common Stock by individual Directors and nominees for the Board of Directors, executive officers named in the Summary Compensation Table below, and all Directors and executive officers as a group. Except as otherwise indicated, each beneficial owner possesses sole voting and investment power with respect to all shares.

                                                                NUMBER OF COMMON
                                                               SHARES BENEFICIALLY    PERCENT OF
NAME OF BENEFICIAL OWNER                                      OWNED (1) (2) (3) (4)   OUTSTANDING
------------------------                                      ---------------------   -----------
Brian C. Beazer
  Non-Executive Chairman of the Board of Directors..........          73,500          *%
Ian J. McCarthy
  President, Chief Executive Officer and Director...........         215,682          2.37%
Thomas B. Howard, Jr.
  Director..................................................          12,500          *
George W. Mefferd
  Director..................................................          13,000          *
D. E. Mundell
  Director..................................................          15,000          *
Larry T. Solari
  Director..................................................          13,500          *
David S. Weiss (5)
  Executive Vice President, Chief Financial Officer and
  Director..................................................          87,944          *
Michael H. Furlow
  Executive Vice President, Chief Operating Officer.........          30,380          *
John Skelton
  Senior Vice President, Financial Planning.................          53,887          *
Peter S. Simons
  Senior Vice President, Corporate Development..............          25,284          *
Directors and Executive Officers as a Group (10 persons)....         540,677          5.93% (6)

------------------------

* Less than 1%

(1) The number of shares for Messrs. Beazer, McCarthy, Weiss, Furlow, Skelton and Simons includes 3,375, 108,375, 32,375, 30,000, 15,125 and 16,000 shares of restricted stock, respectively. All such shares of restricted stock were awarded under the 1994 Stock Incentive Plan. Such shares of restricted stock will vest unconditionally on dates ranging from March 2001 to September 2005 but certain awards may vest earlier based on certain performance criteria. See footnote 3 to "Executive Compensation--Summary Compensation Table" below.

(2) The number of shares for Messrs. McCarthy, Weiss, Furlow, Skelton and Simons does not include the right to receive 27,364, 11,542, 21,159, 6,912 and 23,727 shares of restricted stock, respectively, which each of Messrs. McCarthy, Weiss, Furlow, Skelton and Simons is entitled to receive three years from the award date in lieu of a portion of their respective fiscal year 1998 and 1999 cash bonuses (when applicable). See footnote 1 to "Executive Compensation--Summary Compensation Table" below.

(3) The number of shares for Messrs. McCarthy, Weiss, Furlow, Simons and Skelton includes 1,101, 1,685, 380, 995 and 1,018 shares of the Company's Common Stock, respectively, held through the Company's 401(k) plan.

(4) The number of shares for Messrs. Beazer, McCarthy, Howard, Mefferd, Mundell, Solari, Weiss, Skelton and Simons includes 50,000, 81,000, 7,500, 12,000, 12,000, 12,000, 40,000, 29,000 and 8,000 stock options which were fully vested and exerciseable at December 10, 1999.

(5) Includes 500 shares of the Company's Common Stock owned by Maureen Cowie, Mr. Weiss' spouse.

(6) The percentage of beneficial ownership by executive management and Directors was diluted in fiscal 1999 by the conversion of approximately 2.0 million shares of preferred stock into 2.6 million shares of Common Stock during the year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's executive officers and directors and persons who own more than ten percent of the Company's stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes of ownership with the SEC and the NYSE. These parties are required to furnish the Company with copies of such forms they file. Based solely on a review of the copies of the Section 16(a) forms and amendments thereto received by the Company and on written representations that no other reports were required, the Company believes that all reports required pursuant to Section 16(a) for fiscal year 1999 were timely filed by all persons known by the Company to be required to file such reports with respect to the Company's securities.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

    The Company's Compensation Committee of the Board (the "Committee") in fiscal year 1999 consisted of Messrs. Beazer, Howard, Mefferd, Mundell and Solari, none of whom is an employee of the Company. Mr. Beazer is the Non-Executive Chairman of the Company and Chairman of the Committee. However, he is not a member of the Stock Option and Incentive Committee, a subcommittee of the Committee, which in fiscal year 1999 consisted of four independent directors, Messrs. Howard, Mefferd, Mundell and Solari. The Stock Option and Incentive Committee has been appointed to administer the Company's 1994 Stock Incentive Plan and the 1999 Value Created Incentive Plan, as well as any other bonus or incentive compensation plans including the proposed 1999 Stock Incentive Plan. The Stock Option and Incentive Committee also recommends the Non-executive Chairman's compensation arrangement to the Company.

    The Committee is accountable to the Board of Directors for developing, monitoring and managing the executive compensation programs of the Company. More specifically, the Committee administers cash-based compensation programs for all Management Committee members, which includes all of the executive officers named in the Summary Compensation Table below (the "Named Executives").

    The Company's compensation programs have been aligned with the Committee's beliefs that:

    1. base salaries should be at or below median practices for similar jobs in the homebuilding industry;

    2. annual incentive opportunities should represent a significant portion of total cash compensation for executives, and provide meaningful downside risk and upside opportunity for variations in performance from budgets and relative to the Company's peers; and

    3. stock incentives should include executive ownership of Company equity as well as ownership of stock options in order to link executives' rewards directly with shareholders' risks and opportunities.

    It is the Committee's further belief that managing a compensation program around these principles will place executives' and shareholders' interests together and enhance the financial returns to the Company's shareholders relative to the group of comparable homebuilding companies (the "Peer Group"), consisting of Centex, D.R. Horton, Hovnanian, Kaufman & Broad, Lennar, Pulte, Ryland, Toll Brothers and U.S. Home. During fiscal year 1999, and for fiscal year 2000 the Committee retained the services of Watson Wyatt, compensation consultants, to give advise on the total compensation provided to executives. Watson Wyatt has confirmed that the compensation being paid is consistent with the Company's performance-based principles and is competitive among the peer group. Each component of compensation is described more fully below.

BASE SALARY

    Base salaries for executives are determined by the Committee based on comparisons of industry salary practices for positions of similar responsibilities and size, and on individual and business unit performance as presented by the Committee's Chairman, Mr. Beazer, based upon input from the Chief Executive Officer, Mr. McCarthy (the "CEO"), other than for himself. It is the committee's objective and practice to set base salaries at levels equivalent to the median (50(th) percentile) salary of comparable jobs in the Peer Group. Effective October 1999, the Committee approved salary increases for the Named Executives, other than the CEO, that ranged from 0% to 20% and averaged 12%.

ANNUAL INCENTIVES--THE VALUE CREATED INCENTIVE PLAN (THE "VCIP")

    The Company pays incentive compensation to its corporate executives and certain key employees under the VCIP. The awards under this plan are made based upon the Company and its operating divisions making operating profit in excess of their cost of capital. The amount of operating profit in excess of cost of capital is referred to as "Value Created".

    Employees participating in the VCIP, each year are paid a set percentage of Value Created and a set percentage of the increase in Value Created over the prior year, referred to as "Incremental Value Created". In addition, the same percentages of Value Created and Incremental Value Created are put into a "bank", which is always at risk, may be paid out over three years, and can be reduced by future negative performance. This summary of the VCIP is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained by shareholders upon written request directed to the Secretary of the Company, 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342.

    Based upon the Company's financial performance, incentive payments under the VCIP in fiscal 1999 were $930,000 to Mr. McCarthy and an aggregate of $1,714,543 to the other four Named Executives. Such amounts include $279,000 and $603,881, respectively, which was deposited into a bookkeeping account (the "Account") as restricted stock units ("RSUs") issuable in three years, under the Company's Executive Stock Purchase Plan (see below). The number of shares related to these amounts, 18,788 and 40,666, respectively, is based upon a stock price of $14.85 per share, which is a 20% discount from the actual stock price ($18.5625 per share) at September 30, 1999.

ANNUAL INCENTIVES--THE EXECUTIVE STOCK PURCHASE PLAN (THE "ESPP")

    In order to promote ownership of the Company's stock by key executives, the Company maintains an ESPP. Under this program, certain key executives may, at their option, have a portion of their bonuses deposited into the Account as RSUs to purchase shares of the Company's Common Stock at a 20% discount from the closing fair market value of the Company's Common Stock on the date of deposit. Such shares are issuable three years from the date of deposit into the Account, during which time the shares cannot be sold, assigned, pledged or encumbered. In addition, employees may elect, one year prior to vesting of the RSUs, to defer receipt of such shares.

EQUITY-BASED INCENTIVES

    The Company utilizes two equity-based, longer-term incentive programs: stock options and performance accelerated restricted stock ("PARS"). It is anticipated that grants of stock options will not be made more often than every year and grants of PARS every three years to key executives. Interim grants are made for new executive appointments. During fiscal year 1999, an aggregate of 18,000 stock options and 18,000 PARS were granted to members of the Company's management, none of which were granted to the Named Executives.

    Stock options are granted at 100% of fair market value on the date of grant, fully vest after three years from grant and expire 10 years after grant. PARS are restricted from use or sale for seven years from grant, provided, however, that if the Company's stock price appreciation and dividend payments, if any, reach certain targeted goals, the restrictions can lapse as early as three years (50%) and four years (50%) from the date of grant. Executives who resign from the Company, or are terminated for cause before grants are vested, forfeit their options and PARS.

    Grants of stock options and PARS are based on the Stock Option and Incentive Committee's assessment of competitive practices, past award histories and recommendations from the Company's Non-Executive Chairman of the Board and the Company's CEO.

CEO COMPENSATION

    In determining Mr. McCarthy's compensation the Committee considers the Company's financial and non-financial performance, as well as an analysis of Mr. McCarthy's total compensation in relation to other CEOs in the homebuilding industry.

    Mr. McCarthy's base salary at the end of fiscal year 1999 was $465,000, which the Company believes was below the median salary level for CEOs in the Peer Group based on publicly available data. In light of this salary relationship and his leadership in positioning the Company for future growth and profitability, the Committee granted Mr. McCarthy a salary increase of 18.3% effective October 1999, raising his annual salary to $550,000, which the Committee recognizes remains below the industry median salary for CEOs in the Peer Group.

    Under the VCIP, Mr. McCarthy receives 3% each of Value Created and Incremental Value Created as a bonus and has the same percentage put into his bank. Based upon the Company's financial performance in fiscal year 1999, Mr. McCarthy received $930,000 (of which $279,000 was deferred in Company stock under the ESPP) under the VCIP and his ending bank balance is $1,281,760.

TAX DEDUCTIBILITY OF COMPENSATION

    It is the Committee's general policy to consider whether particular payments and awards are deductible to the Company for Federal income tax purposes, along with other factors which may be relevant in setting executive compensation practices. In accordance with recently enacted Federal income tax legislation, beginning in 1994, the Internal Revenue Service limits the deductibility for Federal income tax purposes of certain executive compensation payments in excess of $1 million. During fiscal year 1999, no Executive Officers of the Company received such executive compensation in excess of such limitation.

                                          Brian C. Beazer
                                          Thomas B. Howard, Jr.
                                          George W. Mefferd
                                          D.E. Mundell
                                          Larry T. Solari
                                          THE MEMBERS OF THE COMMITTEE

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and non-cash compensation for each of the Company's last three fiscal years awarded to or earned by the Company's Chief Executive Officer and four other most highly paid executive officers whose salary and bonus earned in fiscal year 1999 for services rendered to the Company exceeded $100,000.

                                             ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                                  ------------------------------------------   ----------------------------------------------------
                                                                                           AWARDS              PAYOUTS
                                                                OTHER                             SECURITIES
 NAME AND PRINCIPAL     FISCAL                                 ANNUAL          RESTRICTED STOCK   UNDERLYING           LTIP
      POSITION           YEAR      SALARY    BONUS (1)     COMPENSATION(2)        AWARDS (3)      OPTIONS (#)         PAYOUTS
 ------------------    --------   --------   ---------   -------------------   ----------------   -----------   -------------------
Ian J. McCarthy:
President and Chief      1999     $465,000   $930,000               --              --               --                         --
Executive Officer        1998     $445,000   $503,780               --            $1,453,500         60,000                     --
                         1997     $425,000      --                  --              --              100,000                     --

Michael Furlow:
Executive Vice           1999     $325,500   $651,000               --              --               --                         --
President and Chief      1998     $308,959   $336,580               --            $  605,625         30,000                     --
Operating Officer        1997       (5)

David S. Weiss:
Executive Vice           1999     $230,000   $460,000               --              --               --                         --
President and Chief      1998     $220,000   $250,640               --            $  363,375         18,000                     --
Financial Officer        1997     $210,000      --                  --              --               50,000                     --

John Skelton:
Senior Vice President    1999     $190,000   $279,328               --              --               --                         --
and Controller           1998     $183,000   $119,256               --            $   95,891          4,750                     --
                         1997     $183,000      --                  --              --               22,500                     --

Peter H. Simons:
Senior Vice President    1999     $182,000   $276,439               --              --               --                         --
of Corporate             1998     $175,000   $114,923               --            $  181,688          9,000                     --
Development              1997     $170,000      --                  --              --               20,000                     --


                           PAYOUTS

 NAME AND PRINCIPAL       ALL OTHER
      POSITION         COMPENSATION (4)
 ------------------    ----------------
Ian J. McCarthy:
President and Chief         $4,800
Executive Officer           $4,800
                            $4,800
Michael Furlow:
Executive Vice              $4,800
President and Chief         $2,400
Operating Officer
David S. Weiss:
Executive Vice              $4,800
President and Chief         $4,800
Financial Officer           $4,800
John Skelton:
Senior Vice President       $4,800
and Controller              $4,800
                            $4,800
Peter H. Simons:
Senior Vice President       $4,800
of Corporate                $4,800
Development                 $4,800

------------------------------

(1) For Messrs. McCarthy, Furlow, Weiss, Skelton and Simons, includes $279,000, $162,750, $115,000, $75,804 and $250,327, respectively, which was deposited into the Account pursuant to the ESPP in 1999, and $141,512, $168,290, $62,660, $29,814 and $67,442, respectively, in 1998.

(2) The aggregate amount of certain perquisites and other benefits provided to each of the officers listed above did not exceed the lessor of $50,000 or 10% of his total annual salary and bonus in any of the years reported and so is not required to be included in the table.

(3) Dollar value based on the closing price per share ($20.1875) of the Company's unrestricted Common Stock on the award date. All shares of PARS will vest unconditionally seven years from the grant date, but could vest earlier if total return to stockholders of the Company exceeds 15% per year over a rolling three year periods.

(4) Represents matching contributions by the Company under its 401(k) plan.

(5) Mr. Furlow was not employed by the Company in fiscal year 1997.

STOCK OPTIONS

    During fiscal year 1999 no stock options were granted to the Named Executives. The following table summarizes certain information with respect to stock options held by the executive officers named in the Summary Compensation Table above.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND VALUE AT END OF FISCAL YEAR
  1999

                                                                          NUMBER OF SECURITIES
                                                                         UNDERLYING UNEXERCISED
                                                                         OPTIONS HELD AT END OF
                                                                            FISCAL YEAR 1999
                             SHARES ACQUIRED                           ---------------------------
NAME                           ON EXERCISE         VALUE REALIZED      EXERCISABLE   UNEXERCISABLE
----                       -------------------   -------------------   -----------   -------------
Ian J. McCarthy..........              --                     --         81,000         160,000
Michael H. Furlow........              --                     --          --             30,000
David S. Weiss...........              --                     --         40,000          68,000
John Skelton.............              --                     --         29,000          27,250
Peter H. Simons..........              --                     --          8,000          29,000


                             VALUE OF UNEXERCISED IN-THE-
                                MONEY OPTIONS AT END OF
                                 FISCAL YEAR 1999 (1)
                           ---------------------------------
NAME                       EXERCISABLE      UNEXERCISABLE
----                       -----------   -------------------
Ian J. McCarthy..........   $214,188                      --
Michael H. Furlow........     --                          --
David S. Weiss...........     89,375                      --
John Skelton.............     58,938                      --
Peter H. Simons..........     33,500                      --

------------------------------

(1) Represents the difference between the closing price per share of Common Stock on September 30, 1999 ($18.5625) as reported by the NYSE and the exercise price of the options.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements (the "Employment Agreements") with each of the Named Executives. The Employment Agreements set forth the basic terms of employment for each Executive, including base salary, bonus, and benefits, including benefits to which each Executive is entitled if his employment is terminated for various reasons. Each Employment Agreement is effective for one-year periods and will be extended in each successive year unless earlier terminated by the Company or the Executive or otherwise terminated in accordance with the respective Employment Agreement. In addition, each Employment Agreement contains certain non-competition and confidentiality provisions.

    Generally, if an Executive's employment is terminated by the Company for "cause" (as defined in the Employment Agreements) or as a result of the Executive's incapacity or death, the Executive will be entitled to receive an amount equal to his base salary through the effective date of termination, and all other amounts to which the Executive may be entitled under his Employment Agreement to the effective date of termination, including bonus amounts (except if termination occurs for "cause"), which will be prorated to the date of termination.

    In the event the Executive's employment is terminated for any other reason (including without cause), and by reason of retirement, the Executive will be entitled to receive an amount equal to his base salary for the remainder of the term of his Employment Agreement then in effect, bonus amounts to which the Executive would have been entitled under his Employment Agreement for the remainder of the term of his Employment Agreement (subject to the prior approval of the Compensation Committee of the Board of Directors), and all other amounts to which the Executive may be entitled under his Employment Agreement to the effective date of termination.

SUPPLEMENTAL EMPLOYMENT AGREEMENTS

    Each of the Named Executives have entered into supplemental employment agreements (the "Supplemental Employment Agreements") which supersede the terms and provisions of each Named Executive's Employment Agreement in the event of a Change of Control (as defined in the Supplemental Employment Agreements). The Supplemental Employment Agreements automatically renew at the end of each term for a successive two year period.

    Pursuant to the Supplemental Employment Agreements, the Company will continue to employ the Named Executive for a period of two years from the date the Change of Control occurs (the "Effective Date"). During this two-year period, the Named Executive will be entitled to receive an amount approximating his most recent annual base salary ("Annual Base Salary"). In addition, the Named Executive shall be awarded an annual bonus at least equal to the highest bonus for the last three years ("Annual Bonus").

    If the Named Executive's employment is terminated by the Company for any reason other than a Good Reason (as defined in the Supplemental Employment Agreements) or as a result of the Named Executive's death or disability, the Named Executive will be entitled to receive an amount equal to the portion of his Annual Base Salary and Annual Bonus accrued through the effective date of termination and any deferred compensation previously deferred (the "Accrued Obligations") and all other amounts to which the Named Executive may be entitled under his Supplemental Employment Agreement.

    If the Named Executive's employment is terminated by the Company for any reason other than for cause, as a result of the Named Executive's death or disability or by the Named Executive for Good Reason, the Named Executive shall be entitled to receive an amount equal to the sum of (i) the Accrued Obligations; (ii) the product of (A) a multiple ranging from 1.5 to 3.0 and
(B) the sum of his Annual Base Salary and Annual Bonus; (iii) certain excess pension benefits; and (iv) all other amounts to which the Named Executive may be entitled under his Supplemental Employment Agreement. In addition, the Company must provide the Named Executive and his family certain benefits for a three-year period following the effective date of termination.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Homebuilding Index for the last five fiscal years (assuming the investment of $100 in each vehicle on October 1, 1994 and the reinvestment of all dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
                                                              BEAZER HOMES USA, INC.  S&P 500  S&P HOMEBUILDING
1994                                                                          100.00   100.00            100.00
1995                                                                          115.38   130.00            120.00
1996                                                                           98.29   156.00            124.00
1997                                                                          134.62   219.00            186.00
1998                                                                          141.03   239.00            208.00
1999                                                                          126.93   306.00            175.00
Since IPO* 1999                                                               107.00   300.00             99.00
*Cumulative total return of $100 invested on 2/23/94 (the
date on which the Common Stock
commenced trading on the NYSE) including reinvestment of
dividends.

                              INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of Deloitte & Touche LLP to serve as the Company's independent auditor for the fiscal year ending September 30, 2000. Deloitte & Touche LLP served as independent auditor for the Company's fiscal year ended September 30, 1999. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

    Any proposal by a shareholder to be presented at the next annual meeting of shareholders must be received at the Company's principal executive offices, 5775 Peachtree Dunwoody Road, Suite 200, Atlanta, Georgia 30342, by not later than August 23, 2000.

                                          By Order of the Board of Directors,

                                          /s/ BRIAN C. BEAZER
                                          Brian C. Beazer
                                          NON-EXECUTIVE CHAIRMAN OF THE BOARD

Dated: December 23, 1999